EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Priority Tax Solutions Inc. (the “Company”) on Form 10-K for the period ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Heitz, President and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 7, 2015	By:	/s/ Michael Heitz
Michael Heitz
President and Chairman of the Board
(principal executive and financial officer)